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                                                                     Exhibit 4.2
                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         AMENDMENT No. 1 dated as of December 15, 1998 to the RIGHTS AGREEMENT dated as of October 10, 1996 (the "Rights Agreement"), between TIME WARNER INC., a Delaware corporation formerly named TW Inc. (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C., as Rights Agent (the "Rights Agent").

         WHEREAS, the Company has determined that, in connection with a two-for-one common stock split effective on December 15, 1998, it is advantageous to adopt a book-entry form of registration for its Common Stock, that permits uncertificated shares of Common Stock, through the Direct Registration System and has done so;

         WHEREAS, the Company considers it advisable to amend the Rights Agreement explicitly to provide for uncertificated shares of Common Stock; and

         WHEREAS, pursuant to Section 26 of the Rights Agreement, prior to the Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, amend the Rights Agreement to provide for uncertificated shares of Common Stock with associated Rights.

         NOW, THEREFORE, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as follows by this Amendment No. 1 thereto (the "Amendment"):

         1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Rights Agreement.

         2. Amendments to Section 3 Regarding Issue of Rights and Rights Certificates.

            (a) Subsection 3(b)(x) of the Rights Agreement is hereby amended to read in its entirety as follows:

         "(x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof, or by a current ownership statement issued with respect to uncertificated Common Shares in lieu of such a
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certificate (an "Ownership Statement"), and not by separate Rights Certificates and"

                  (b) Subsection 3(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(c) With respect to any certificate for Common Shares, or any Ownership Statement, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the Rights associated with the Common Shares represented by any such certificate, or covered by an Ownership Statement, shall be evidenced by such certificate, or Ownership Statement, alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate, or the transfer of any Common Shares covered by such an Ownership Statement, shall also constitute the transfer of the Rights associated with the Common Shares represented or covered thereby."

                  (c) Subsection 3(d) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(d) Certificates (or Ownership Statements) issued for Common Shares after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, may have printed on, written on or otherwise affixed to them the following, or a substantially similar, legend:

                           This [certificate][statement] also evidences and
                  entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of October 10, 1996, as it may be amended from time to time (the "Rights Agreement"), between Time Warner Inc. (the "Company") and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this [certificate][statement]. The Rights Agent will mail to the holder hereof a copy of the Rights Agreement without charge after receipt of a written request


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                  therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable."

         3. Amendment to Section 17(c). Section 17(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(c) the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary."

         4. Amendment to Section 21(j). Section 21(j) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

         "Anything to the contrary notwithstanding, the Rights Agent shall not be liable for indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) except for any such loss or damage determined by a court of competent jurisdiction to be as a result of, or arising out of, the Rights Agent's bad faith or willful misconduct, even if the Rights Agent has been advised of the likelihood of such loss or damage."

         5. Amendment to Section 22. The fourth sentence of Section 22 of the Rights Agreement is hereby amended to read in its entirety as follows:

         "If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit his Right Certificate or, prior to the Distribution Date, the certificate representing his Common Shares or an Ownership Statement, for inspection by


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         the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent."

         6. Effect on Rights Agreement. Except as expressly modified by this Amendment, the Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         7. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the state of Delaware applicable to contracts to be made and performed entirely within such state.

         8. Descriptive Headings. Descriptive headings used in this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

         9. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.

                                          TIME WARNER INC.



                                          By /s/Thomas W. McEnerney
                                             ---------------------------------
                                             Name:  Thomas W. McEnerney
                                             Title: Vice President


                                             CHASEMELLON SHAREHOLDER
                                             SERVICES L.L.C., as Rights
                                             Agent


                                           By /s/Gary D'Alessandro
                                              ---------------------------------
                                              Name:  Gary D'Alessandro
                                              Title: Vice President


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